Exhibit 10.13

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of August 14, 2008, is entered into by and among PORTSIDE GROWTH AND OPPORTUNITY FUND, as collateral agent for the Exchanged Note Noteholders (as defined below), (in such capacity, the “Exchanged Note Agent”), PORTSIDE GROWTH AND OPPORTUNITY FUND, as collateral agent for the Bridge Noteholders (as defined below), (in such capacity, the “Bridge Note Agent”), Nanogen, Inc., a Delaware corporation (the “Company”) and the undersigned subsidiaries of the Company (each a “Guarantor” and collectively the “Guarantors”).

WITNESSETH:

WHEREAS, the Company and certain investors (each, an “Exchanged Note Noteholder” and collectively the “Exchanged Note Noteholders”) are parties to that certain Securities Purchase Agreement, dated as of August 26, 2007 (the “Original Exchanged Note Purchase Agreement” and as amended by the Exchange Agreements defined below and as amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Exchanged Note Purchase Agreement”), pursuant to which, among other things, the Exchanged Note Noteholders purchased from the Company certain Convertible Notes (the “Original Notes”).

WHEREAS, the Company and each of the Exchanged Note Noteholders entered into Amendment and Exchange Agreements dated March 13, 2008 (the “First Exchange Agreements”), pursuant to which the Company and each Exchanged Note Noteholder exchanged a portion of such Exchanged Note Noteholder’s Original Notes for the Company’s 9.75% Senior Secured Convertible Notes (the “Original Exchanged Notes”), and the Company entered into a Security Agreement, dated March 13, 2008 (the “Original Exchanged Note Security Agreement” and together with any ancillary documents related thereto, collectively the “Original Exchanged Note Security Documents”), granting the Exchanged Note Agent for the benefit of the Exchanged Note Noteholders a first priority, perfected security interest in certain of the assets of the Company and the stock of each of the Company’s subsidiaries, as evidenced by the Original Exchanged Note Security Documents;

WHEREAS, the Company is entering into (i) Second Amendment and Exchange Agreements dated the date hereof (collectively, the “Second Exchange Agreements” and together with the First Exchange Agreements, the “Exchange Agreements”), with each of the Exchanged Note Noteholders pursuant to which, among other things, the Company and each Exchanged Note Noteholder shall (x) exchange the Original Exchanged Notes for the “Amended Exchanged Notes” (as defined in the Second Exchange Agreement) and (y) issue “Additional Exchanged Notes” (as defined in the Second Exchange Agreements) (the “Additional Exchanged Notes, together with the Amended Exchanged Notes, and as such Additional Exchanged Notes and Amended Exchanged Notes may be amended, restated, replaced, exchanged or otherwise modified from time to time in accordance with the terms thereof, collectively, each an “Exchanged Note” and collectively, the “Exchanged Notes”), (ii) an Amended and Restated Security Agreement dated the date hereof (as amended, restated, supplemented, replaced, exchanged or otherwise modified from time to time in accordance with the terms thereof, the “Exchanged Note Security Agreement”) ratifying and confirming the security interest granted under the Original Exchanged Note Security Agreement securing the obligations under the Exchanged Notes and other Transaction Documents (as defined in the Exchanged Note Purchase Agreement) (the “Exchanged Note Transaction Documents”), except that the security interest granted thereunder in the Italian Stock (as defined below) shall be second priority to the lien granted to the Bridge Noteholders (as defined below); and has further agreed to enter into a pledge agreement substantially in the form attached as Exhibit E to the Initial Investor Bridge Note Purchase Agreement (as defined below), by and between the Company and the Exchanged Note Agent granting the Exchanged Note Agent for the benefit of the Exchanged Note Noteholders, a second priority security interest in the Italian Stock (the “Second Lien Italian Stock Pledge Agreement”);

WHEREAS, the Company is entering into a new Securities Purchase Agreement, dated as of August 14, 2008, (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Initial Investor Bridge Note Purchase Agreement”), among the Company and each party listed as a “Investor” on the Schedule of Investors (each a “Bridge Noteholder” and collectively, the “Bridge Noteholders”) attached thereto, pursuant to which the Company has agreed to issue, and each Bridge Noteholder has agreed to purchase, the “Notes” referred to in the Initial Investor Bridge Note Purchase Agreement (each, an “Initial Investor Bridge Note” and collectively, the “Initial Investor Bridge Notes”);

WHEREAS, the Company is entering into a new Securities Purchase Agreement, dated as of August 14, 2008 (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Elitech Bridge Note Purchase Agreement” and collectively with the Initial Investor Bridge Note Purchase Agreement, the “Bridge Note Purchase Agreements”), pursuant to which the Company has agreed to issue, and Elitech (for the purposes of this Agreement, also a Bridge Noteholder) has agreed to purchase “Notes” referred to in the Elitech Bridge Note Purchase Agreement, together with the Initial Investor Bridge Notes (and as each may be amended, restated, supplemented, replaced, modified or otherwise changed from time to time, each a “Bridge Note” and collectively, the “Bridge Notes”);

WHEREAS, the Company has executed and delivered a Second Lien Security Agreement dated the date hereof (as may hereafter be amended, modified, supplemented, extended, renewed or restated from time to time, the “Second Lien Security Agreement”) granting the Bridge Note Agent for the benefit of the Bridge Noteholders a second priority perfected security interest all of the property and assets of the Company to secure all of the Company’s obligations under the Bridge Note Purchase Agreements, the Bridge Notes, and the other Transaction Documents (as defined in the Bridge Note Purchase Agreements) (as such may hereafter be amended, modified, supplemented, extended, renewed or restated from time to time, the “Bridge Note Transaction Documents”), except that the security interest granted thereunder in the Italian Stock shall be a first priority security interest;

WHEREAS, as a condition precedent to the Second Exchange Agreements, (i) each of the Company’s subsidiaries organized under the laws of the United States, any of the states thereof or the District of Columbia (the “U.S. Subsidiaries”) are entering into a security agreement dated the date hereof (the “U.S. Subsidiary Security Agreement”) granting the Bridge Note Agent for the benefit of the Bridge Noteholders a first priority, perfected security interest in all of the property and assets of the U.S. Subsidiaries, (ii) the Italian Subsidiary (as defined below) is entering into certain security documents granting the Bridge Note Agent for the benefit of the Bridge Noteholders a first priority, perfected security interest in certain of the assets of the Italian Subsidiary (collectively, the “Italian Subsidiary Security Documents”) and (iii) the Company shall agree to enter into and deliver a pledge agreement substantially in the form attached as Exhibit E to the Initial Investor Bridge Note Purchase Agreement, granting the Bridge Note Agent for the benefit of the Bridge Noteholders, a first priority security interest in the Italian Stock (the “First Lien Italian Stock Pledge Agreement”, and together with the Second Lien Italian Stock Pledge Agreement, the “Italian Stock Pledge Agreements”);

WHEREAS, each of the U.S. Subsidiaries and the Italian Subsidiary is a wholly owned subsidiary of the Company (each a “Guarantor” and collectively, the “Guarantors”) and with respect to the U.S. Subsidiaries, have executed and delivered as of the date hereof, and with respect to the Italian Subsidiary, shall execute and deliver, guaranties (as such guaranties may be amended, restated, supplemented, replaced, modified or otherwise changed from time to time, collectively, the “Guaranty”), in favor of the Bridge Noteholders, to guarantee the Company’s obligations under the Bridge Note Purchase Agreements, the Bridge Notes and the Bridge Note Transaction Documents; and

WHEREAS, each of the parties hereto desire to enter into this Intercreditor Agreement to (i) confirm their relative priorities of the security interests in the assets and properties of Company and other Guarantors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.1 “Agents” means, collectively, the Exchanged Note Agent and the Bridge Note Agent.

1.2 “Agreements” means, collectively, the Exchanged Note Transaction Documents and the Bridge Note Transaction Documents.

1.3 “Bid Letter” means collectively, those certain Letter Agreements dated the date hereof from Elitech to each other Noteholder, substantially in the form attached as Exhibit K to the Initial Investor Bridge Note Purchase Agreement.

1.4 “Books and Records” means all books, records, writings, databases, information or other similar property (including any of the foregoing in electronic form).

1.5 “Bridge Note” and “Bridge Notes” shall have the meanings provided to such terms in the recitals hereto.

1.6 “Bridge Note Agent” means Portside Growth & Opportunity Fund, a company organized under the laws of the Cayman Islands, in its capacity as collateral agent pursuant to the Bridge Note Purchase Agreements for the benefit and on behalf of Bridge Noteholders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as collateral agent for the benefit of or on behalf of it and/or Bridge Noteholders).

1.7 “Bridge Note Collateral” means collectively, (i) Bridge Note Priority Collateral and (ii) Bridge Note Exclusive Collateral.

1.8 “Bridge Note Debt” means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any Guarantor to Bridge Note Agent and/or any of the Bridge Noteholders arising under the Bridge Note Transaction Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Bridge Note Transaction Documents or after the commencement of any Insolvency Proceeding with respect to Company or any Guarantor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

1.9 Bridge Note Exclusive Collateral means collectively, (i) U.S. Subsidiary Collateral and (ii) Italian Subsidiary Collateral.

1.10 “Bridge Noteholder” or “Bridge Noteholders” shall have the meaning provided to such term in the recitals hereto.

1.11 “Bridge Note Priority Collateral” means the Italian Stock.

1.12 “Bridge Note Purchase Agreements” shall have the meaning provided to such term in the recitals hereto.

1.13 “Bridge Note Transaction Documents” shall have the meaning provided to such term in the recitals hereto.

1.14 “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

1.15 “Collateral” means, collectively, (i) Exchanged Note Priority Collateral, (ii) Bridge Note Priority Collateral and (ii) Bridge Note Exclusive Collateral.

1.16 “Common Collateral” means, collectively, the Exchanged Note Priority Collateral and the Bridge Note Priority Collateral.

1.17 “Company” shall have the meaning provided to such term in the recitals hereto.

1.18 “Company Collateral” means the property and interests in property, whether now owned or hereafter acquired or existing and wherever located of the Company, other than the Italian Stock.

1.19 “Debt” means collectively the Exchanged Note Debt and the Bridge Note Debt.

1.20 “Elitech” means Financière Elitech S.A.S., a société par actions simplifiée incorporated under the laws of France and registered with the Clerk of the Commercial Court of Nanterre under the number 481 676 062.

1.21 “Elitech Guaranty” means the Limited Guaranty dated the date hereof, by Elitech for the benefit of the Bridge Noteholders (other than Elitech).

1.22 “Event of Default” means each “Event of Default” or similar term, as such term is defined in any Exchanged Note or any Bridge Note, so long as any such Note is in effect.

1.23 “Exchanged Note Collateral” means collectively, (i) Exchanged Note Priority Collateral and (ii) Italian Stock.

1.24 “Exchanged Note Debt” means any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Company to the Exchanged Note Noteholders arising under the Exchanged Note Transaction Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Exchanged Notes or after the commencement of any Insolvency Proceeding with respect to Company (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

1.25 “Exchanged Note Priority Collateral” means the Company Collateral.

1.26 “Exchanged Note Noteholder” and “Exchanged Note Noteholders” have the meanings provided to such terms in the recitals hereto.

1.27 “Exchanged Note Purchase Agreement” shall have the meaning provided to such term in the recitals hereto.

1.28 “Initial Investor Bridge Note Purchase Agreement” shall have the meaning provided to such term in the recitals hereto.

1.29 “Initial Investor Bridge Notes” shall have the meaning provided to such term in the recitals hereto.

1.30 “Insolvency Proceeding” means, as to any Person, any of the following: (i) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets or (iii) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (iv) any assignment for the benefit of creditors or any marshalling of assets of such Person.

1.31 “Italian Stock” means the Capital Stock of the Italian Subsidiary.

1.32 “Italian Collateral” means collectively, (i) Italian Subsidiary Collateral and (ii) Italian Stock.

1.33 “Italian Common Collateral” means the Italian Stock.

1.34 “Italian Subsidiary” means Nanogen Advanced Diagnostics, Srl, a company with limited liability (società a responsabilità limitata), incorporated under the laws of Italy, with registered office in Italy, Trezzano sul Naviglio (MI), having registered share capital of Euros 50,000.00 and shared capital subscribed and paid in of Euros 50,000.00, registered in the Companies Registry at n. 05239350969, Italian tax payer code n. 05239350969.

1.35 “Italian Subsidiary Collateral” means certain assets of the Italian Subsidiary, including without limitation, the following deposit accounts and the products and proceeds thereof, whether now owned or hereafter acquired or existing and wherever located, all as further described in the Italian Subsidiary Security Documents: Deposit Account of the Debtor: (i) deposit account (account number: 100000061933) of the Italian Subsidiary maintained at Intesa San Paolo Rete San Paolo, Agenzia 3 Milano, C.so Sempione, 65/A Milan, Italy and (ii) deposit account (account number: 000000005083) of the Italian Subsidiary maintained at Banca Popolare di Bergamo, Agenzia Via Foppa, Via Foppa, 26, Mian, Italy.

1.36 “Italian Subsidiary Security Documents” shall have the meaning provided to such term in the recitals hereto.

1.37 “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

1.38 “Lien Enforcement Action” means (a) any action by any Agent or any Noteholder to foreclose on the Lien of such Person in any Collateral, (b) any action by any Agent or any Noteholder to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Agent or any Noteholder of any legal proceedings against the Company or any Guarantor or with respect to any Collateral to facilitate the actions described in (a) and (b) above.

1.39 “Noteholders” means, collectively, Exchanged Note Noteholders and the Bridge Noteholders.

1.40 “Person” or “person” means any individual, sole proprietorship, partnership, corporation (including without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.41 “Release Event” means (i) prior to the occurrence of an Insolvency Proceeding by or against any Transaction Party, the occurrence of an Event of Default and the taking of any Lien Enforcement Action with respect to all or a material portion of the Common Collateral by any Agent, or (ii) after the occurrence of an Insolvency Proceeding by or against any Transaction Party, the occurrence of any of the following: (A) the entry of an order of the Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code authorizing the sale of all or substantially all of the Company’s’ and the other Transaction Parties’ assets or (B) the taking of any Lien Enforcement Action with respect to all or a material portion of the Common Collateral by any Agent or the entry of an order of the Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing any Agent to take any Lien Enforcement Action with respect to all or a material portion of the Common Collateral.

1.42 “Transaction Party” means collectively, (i) the Company and (ii) the Guarantors.

1.43 “U.S. Subsidiaries” shall have the meaning provided to such term in the recitals hereto.

1.44 “U.S. Subsidiary Collateral” means the property and interests in property, whether now owned or hereafter acquired or existing and wherever located of the U.S. Subsidiaries.

1.45 All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2. SECURITY INTERESTS; PRIORITIES; REMEDIES.

2.1 Exchanged Note Agent on behalf of itself and each Exchanged Note Noteholder hereby acknowledges that (i) Bridge Note Agent acting for and on behalf of the Bridge Noteholders has been granted Liens upon all of the Bridge Note Collateral pursuant to the Bridge Note Transaction Documents to secure the Bridge Note Debt and (ii) neither the Exchanged Note Agent nor any Exchanged Noteholder has any Lien in any of the Bridge Note Exclusive Collateral. Bridge Note Agent on behalf of itself and each Bridge Noteholder hereby acknowledge that Exchanged Note Agent acting for and on behalf of the Exchanged Note Noteholders has been granted Liens upon the Exchanged Note Collateral pursuant to the Exchanged Note Transaction Documents to secure the Exchanged Note Debt.

2.2 Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Agent in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, (a) the Liens upon Exchanged Note Priority Collateral of the Exchanged Note Agent, on behalf of the Exchanged Note Noteholders, have and shall have priority over the Liens upon Exchanged Note Priority Collateral of the Bridge Note Agent and the Bridge Noteholders and such Liens of the Bridge Note Agent and the Bridge Noteholders upon Exchanged Note Priority Collateral are and shall be junior and subordinate to the Liens of Exchanged Note Agent, on behalf of the Exchanged Note Noteholders in Exchanged Note Priority Collateral, in each case to the extent such Liens of the Exchanged Note Agent, on behalf of the Exchanged Note Noteholders, are valid, perfected and enforceable and (b) the Liens upon Bridge Note Priority Collateral of the Bridge Note Agent, on behalf of the Bridge Noteholders have and shall have priority over the Liens upon Bridge Note Priority Collateral of the Exchanged Note Agent and the Exchanged Note Noteholders and such Liens of the Exchanged Note Agent and the Exchanged Note Noteholders upon Bridge Note Priority Collateral are and shall be junior and subordinate to the Liens of Bridge Note Agent, on behalf of the Bridge Noteholders in Bridge Note Priority Collateral in each case to the extent such Liens of the Bridge Note Agent, on behalf of the Bridge Noteholders, are valid, perfected and enforceable.

2.3 The priorities of the Liens provided in Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Exchanged Note Debt or the Bridge Note Debt, nor by any action or inaction which any of the Agents or the Noteholders may take or fail to take in respect of the Collateral. The Exchanged Note Agent on behalf of itself and each Exchanged Note Noteholder, agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, its Lien in any Bridge Note Priority Collateral to the Lien, indebtedness or claim of any other creditor of Company or any Guarantor without the prior written consent of Bridge Note Agent. The Bridge Note Agent on behalf of itself and each Bridge Noteholder, agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, its Lien in any Exchanged Note Priority Collateral to the Lien, indebtedness or claim of any other creditor of Company or any Guarantor without the prior written consent of the Exchanged Note Agent.

2.4 (a) Subject to Section 2.2 and Section 2.10, (i) all proceeds of Exchanged Note Priority Collateral received by the Bridge Note Agent or Bridge Noteholders shall be forthwith paid over, in the funds and currency received, to the Exchanged Note Agent for application to the Exchanged Note Debt (unless otherwise required by law) in accordance with the terms of the Exchanged Note Purchase Agreement and (ii) all proceeds of Bridge Note Priority Collateral received by the Exchanged Note Agent or Exchanged Note Noteholders shall be forthwith paid over, in the funds and currency received, to the Bridge Note Agent for application to the Bridge Note Debt (unless otherwise required by law) in accordance with the terms of the Bridge Notes and the Bid Letter.

(b) In addition, (i) all proceeds of Exchanged Note Priority Collateral received by Exchanged Note Agent after the Exchanged Note Debt has been paid in full in cash shall be forthwith paid over, in the funds and currency received, to Bridge Note Agent for application to the Bridge Note Debt (unless otherwise required by law) and (ii) all proceeds of Bridge Note Priority Collateral received by the Bridge Note Agent after the Bridge Note Debt has been paid in full in cash shall be forthwith paid over, in the funds and currency received, to the Exchanged Note Agent for application to the Exchanged Note Debt (unless otherwise required by the terms of the Bid Letter or as otherwise required by law).

2.5 Each Agent shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Agent has been granted a Lien. The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Agent and the Noteholders and shall not impose on any Agent or any Noteholder any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or governmental authority or any applicable law. The Bridge Note Agent on behalf of itself and each Bridge Noteholder, agrees that it will not contest the validity, perfection, priority or enforceability of the Exchanged Note Agent’s Liens upon the Exchanged Note Priority Collateral and the Exchanged Note Agent on behalf of itself and each Exchanged Note Noteholder, agrees that it will not contest the validity, perfection, priority or enforceability of the Bridge Note Agent’s Liens upon the Bridge Note Priority Collateral.

2.6 (a) If the Bridge Note Agent has obtained possession or control of any or all of the Bridge Note Priority Collateral, the Exchanged Note Agent may use any Books and Records that are in the Bridge Note Agent’s possession and which constitute Bridge Note Priority Collateral and which pertain to any Exchanged Note Collateral to deal with or dispose of any such Exchanged Note Priority Collateral. The Transaction Parties jointly and severally agree that they will promptly make all such copies of such Books and Records as may be requested by the Exchanged Note Agent. To the extent that any such Books and Records constitute Bridge Note Collateral, each of the Bridge Note Agent (to the extent it may lawfully do so) and the Transaction Parties hereby grants to the Exchanged Note Agent an irrevocable and non-exclusive license to use any and all such Books and Records for the purpose of dealing with and realizing upon the Exchanged Note Priority Collateral. Such license shall be worldwide and neither the Transaction Parties, the Bridge Note Agent nor any Bridge Note Noteholder shall be entitled to any payment or other compensation in respect of such license from the Exchanged Note Agent.

(b) If the Exchanged Note Agent has obtained possession or control of any or all of the Exchanged Note Priority Collateral, the Bridge Note Agent may make copies (including, in the case of any Books and Records stored in electronic form, electronic copies thereof) of any Books and Records that are in the Exchanged Note Agent’s possession and which constitute Exchanged Note Priority Collateral and which pertain to any Bridge Note Collateral, to deal with or dispose of any such Bridge Note Priority Collateral (in accordance with the terms hereof). The Transaction Parties jointly and severally agree that they will promptly make all such copies of such Books and Records as may be requested by the Bridge Note Agent. To the extent that any such Books and Records constitute Exchanged Note Collateral, each of the Exchanged Note Agent (to the extent it may lawfully do so) and the Transaction Parties hereby grants to the Bridge Note Agent an irrevocable and non-exclusive license to use any and all such Books and Records for the purpose of dealing with and realizing upon the Bridge Note Collateral. Such license shall be worldwide and neither the Transaction Parties, the Exchanged Note Agent nor any Exchanged Note Noteholder shall be entitled to any payment or other compensation in respect of such license from the Bridge Note Agent.

(c) In the event that any Agent shall, in the exercise of its rights under its Agreements or otherwise, receive possession or control of any Books and Records of any Transaction Party which contain information identifying or pertaining to any Common Collateral, such Agent shall notify the other Agent that it has received such Books and Records and shall, as promptly as practicable thereafter, make available to such other Agent such Books and Records for inspection and duplication.

2.7 Subject to the terms and conditions set forth in this Intercreditor Agreement, (a) Exchanged Note Agent shall have the exclusive right to manage, perform and enforce the terms of the Exchanged Note Transaction Documents with respect to Exchanged Note Priority Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of the Exchanged Note Priority Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Exchanged Note Priority Collateral subject to the terms hereof and (b) Bridge Note Agent shall have the exclusive right to manage perform and enforce the terms of the Bridge Note Transaction Documents with respect to Bridge Note Priority Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of the Bridge Note Priority Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Bridge Note Priority Collateral.

2.8 Exchanged Note Agent shall give Bridge Note Agent and Bridge Note Agent shall give to Exchanged Note Agent concurrently with the giving thereof to the Company (i) a copy of any written notice by such person of an Event of Default under its Agreements with the Company, or written notice of demand of payment from any Transaction Party, and (ii) a copy of any written notice sent by such Agent to any Transaction Party at any time an Event of

Default under such person’s Agreements with Company exists stating such person’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of any Agent’s respective Liens as provided herein or the validity or effectiveness of any such notice as against any Transaction Party.

2.9 Bridge Note Agent and Bridge Noteholders shall, at any time during the continuance of a Release Event under the Exchanged Note Transaction Documents while Exchanged Note Debt remains unpaid: (i) upon the request of Exchanged Note Agent with respect to Exchanged Note Priority Collateral (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), release or otherwise terminate its Liens on such Exchanged Note Priority Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by (A) Exchanged Note Agent or its agents, or (B) Company or any Guarantor with the consent of Exchanged Note Agent; (ii) deliver such release documents as Exchanged Note Agent may reasonably require in connection therewith; provided, that, (A) such release by the Bridge Note Agent and Bridge Noteholders shall not extend to or otherwise affect any of the rights of the Bridge Note Agent or Bridge Noteholders to the proceeds from any such sale or other disposition of Exchanged Note Priority Collateral, (B) Exchanged Note Agent shall promptly apply such proceeds to the Exchanged Note Debt, (C) after such application, Exchanged Note Agent shall promptly deliver any excess proceeds from such sale or disposition of such Exchanged Note Priority Collateral to Bridge Note Agent, and (D) no such release documents shall be delivered (1) to Company or any Guarantor or (2) more than one business day prior to the date of the closing of the sale or disposition of such Exchanged Note Priority Collateral; provided further, that if the closing of the sale or disposition of such Collateral is not consummated, Exchanged Note Agent shall promptly return all release documents to Bridge Note Agent; and (iii) be deemed to have consented under the Agreements to which such Bridge Note Agent and Bridge Noteholders are a party to such sale or other disposition. The effectiveness of any such release or termination by Bridge Note Agent and Bridge Noteholders shall be subject to the sale or other disposition of such Collateral described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within 3 days of the anticipated closing date. In any sale or other disposition of any of Exchanged Note Priority Collateral by Exchanged Note Agent, Exchanged Note Agent shall conduct such sale or other disposition in a commercially reasonable manner.

2.10 Except as specifically provided in Section 2.11 below:

(a) Notwithstanding any rights or remedies available to Bridge Note Agent or Bridge Noteholders under any of the Bridge Note Transaction Documents, applicable law or otherwise, prior to the payment in full of Exchanged Note Debt, neither Bridge Note Agent nor any Bridge Noteholder shall, directly or indirectly, take any Lien Enforcement Action with respect to any of the Italian Collateral nor at any time following the payment by Elitech of all Guaranteed Obligations (as defined in the Elitech Guaranty) and in accordance with the terms thereof, with respect to any of the Italian Collateral, provided however that upon the occurrence of any Event of Default under the Bridge Note Transaction Documents and for so long as such

Event of Default under the Bridge Note Transaction Documents is continuing, subject at all times to the provisions of Sections 2.2 and 2.4 of this Intercreditor Agreement, commencing five (5) Business Days after the receipt by Exchanged Note Agent of the declaration of Bridge Note Agent of such Event of Default under the Bridge Note Transaction Documents and written demand by Bridge Note Agent to Company for the accelerated payment of all Bridge Note Debt (unless Company or any Guarantor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), Bridge Note Agent may take action to enforce its Liens on the Italian Collateral, but only if the Bridge Note Agent negotiates in good faith with the Exchanged Note Agent for a period of thirty (30) Business Days (the “Negotiation Period”) in an attempt to agree upon the action or actions to take to enforce their Liens and the timing of any such actions, in each case for the purpose of maximizing the realization by each Noteholder of value of the Collateral in a commercially reasonable time. If at the end of the negotiation period, the Agents are unable to agree upon such action or actions or the timing thereof, the agents shall, within two (2) Business Days, submit for determination to a panel of three professional liquidators or other professionals (each a “Liquidator” and collectively, the “Panel”), such issues. One Liquidator shall be chosen by each Agent and the two initial Liquidators shall mutually choose a third, neutral Liquidator. No person who has a conflict of interest with respect to any Noteholder or the subject matter of the issues in dispute between the Noteholders shall serve on the Panel. The Agents shall instruct the Panel to deliver its decision not later than fifteen (15) Business Days from the date on which the Panel is constituted. The decision of the Panel shall be in writing and shall be final and binding on each Agent and Noteholder, each Agent and Noteholder hereby waiving any right to appeal therefrom by resort to legal proceedings or otherwise. The Panel shall select a Liquidator, which may be a member of the Panel, to implement the decision of the Panel. The fees and expenses of each Agent’s Liquidator shall be paid by the Noteholders for which such Agent is acting, and the fees and expenses of the third Liquidator on the Panel shall be shared equally by both groups of Noteholders. The fees and expenses of the Liquidator selected to implement the decision of the Panel shall be paid from the first proceeds of the Italian Collateral. In addition, the Noteholders shall be required to indemnify the Liquidator selected to implement the decision of the Panel on a several but not joint basis.

(b) Notwithstanding any rights or remedies available to Exchanged Note Agent or Exchanged Noteholders under any of the Exchanged Note Transaction Documents, applicable law or otherwise, prior to the payment in full of Bridge Note Debt, neither the Exchanged Note Agent nor any Exchanged Note Noteholder shall, directly or indirectly, take any Lien Enforcement Action with respect to any of the Italian Common Collateral (other than as provided in Section 2.10(a) above); provided, however, upon the occurrence of any Event of Default under the Exchanged Note Transaction Documents and for so long as such Event of Default under the Bridge Note Transaction Documents is continuing, subject at all times to the provisions of Sections 2.2 and 2.4 of this Intercreditor Agreement, commencing thirty (30) Business Days after the receipt by Bridge Note Agent of the declaration of Exchanged Note Agent of such Event of Default under the Exchanged Note Transaction Documents and written demand by Exchanged Note Agent to Company for the accelerated payment of all Exchanged Note Debt (unless Company or any Guarantor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency

Proceeding or unless a Liquidation Panel has been appointed in accordance with Section 2.10(a) above), Exchanged Note Agent may take action to enforce its Liens on the Italian Common Collateral but only so long as Bridge Note Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay or enforcement of its Liens on, all or a material portion of the Italian Common Collateral (including, without limitation, commencement of any Lien Enforcement Action with respect to all or a material portion of the Italian Common Collateral). In the event Exchanged Note Agent has commenced any actions to enforce its Lien on any Italian Common Collateral to the extent permitted hereunder and is diligently pursuing such actions, neither the Bridge Note Agent nor any Bridge Noteholder shall take any action of a similar nature with respect to such Italian Common Collateral.

2.11 Section 2.10 shall not be construed to in any way limit or impair the right of: (i) any Agent or any Noteholder to bid for or purchase any Collateral at any private or judicial foreclosure upon such Collateral initiated by any such person, (ii) any Agent or any Noteholder to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to any Collateral initiated by any Agent, so long as it does not delay or interfere in any material respect with the exercise by such Agent of its rights as provided in this Intercreditor Agreement, (iii) Bridge Note Agent’s right to receive any remaining proceeds of Exchanged Note Priority Collateral after satisfaction and payment in full in cash of all Exchanged Note Debt, (iv) Exchanged Note Agent’s right to receive any remaining proceeds of Italian Common Collateral after satisfaction and payment in full in cash of all Bridge Note Debt and in accordance with the Bridge Notes and the Bid Letter, and (v) Exchanged Note Agent or Exchanged Note Noteholders to take any Lien Enforcement Action against the Exchanged Note Priority Collateral.

2.12 If Exchanged Note Agent should honor a request by Company for a financial accommodation under the Exchanged Note Transaction Documents, whether or not Exchanged Note Agent has knowledge that the honoring of such request would result in an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default under the Bridge Note Transaction Documents, in no event shall Exchanged Note Agent or any Exchanged Note Noteholders have any liability to Bridge Note Agent or Bridge Noteholders as a result of such breach, and without limiting the generality of the foregoing, Bridge Note Agent on behalf of itself and each Bridge Noteholder, agree that Exchanged Note Agent shall not have any liability for tortious interference with contractual relations or for inducement by Exchanged Note Agent of Company to breach of contract or otherwise. Nothing contained in this Section 2.12 shall limit or waive any right that Bridge Note Agent or Bridge Noteholders have to enforce any of the provisions of the Bridge Note Transaction Documents against Company or any Guarantor.

3. MISCELLANEOUS.

3.1 Representations.

(a) Bridge Note Agent represents and warrants to Exchanged Note Agent and each Exchanged Note Noteholder that:

(i) the execution, delivery and performance of this Intercreditor Agreement by Bridge Note Agent (A) are within the powers of Bridge Note Agent, (B) have been duly authorized by Bridge Note Agent, and (C) do not contravene any law, any provision of any of the Bridge Note Transaction Documents or any agreement to which Bridge Note Agent is a party or by which it is bound; and

(ii) this Intercreditor Agreement constitutes the legal, valid and binding obligations of Bridge Note Agent, enforceable in accordance with its terms and shall be binding on such person.

(b) Exchanged Note Agent represents and warrants to Bridge Note Agent and each Bridge Noteholder that:

(i) the execution, delivery and performance of this Intercreditor Agreement by Exchanged Note Agent (A) is within the powers of Exchanged Note Agent, (B) has been duly authorized by Exchanged Note Agent, and (C) does not contravene any law, any provision of the Exchanged Note Transaction Documents or any agreement to which Exchanged Note Agent is a party or by which it is bound; and

(ii) this Intercreditor Agreement constitutes the legal, valid and binding obligations of Exchanged Note Agent, enforceable in accordance with its terms and shall be binding on it.

3.2 Amendments. Any waiver, permit, consent or approval by any Agent of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by the Exchanged Note Agent and the Bridge Note Agent.

3.3 Successors and Assigns.

(a) This Intercreditor Agreement shall be binding upon the Agents and the Noteholders and their respective successors and assigns and shall inure to the benefit of the Agents and the Noteholders and their respective successors, participants and assigns.

(b) To the extent provided in their respective Agreements, each of the Noteholders reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Exchanged Note Debt or the Bridge Note Debt, as the case may be; provided, that, no Noteholder shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Exchanged Note Debt or the

Bridge Note Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Noteholder with which it is a participant and any sale of a participation in the Exchanged Note Debt shall be expressly made subject to the provisions of this Intercreditor Agreement.

(c) In connection with any participation or other transfer or assignment, a Noteholder (i) may, subject to its respective Agreement, disclose to such assignee, participant or other transferee or assignee all documents and information which such Noteholder now or hereafter may have relating to any Transaction Party or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

(d) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Bridge Note Debt or the Exchanged Note Debt, as the case may be, shall execute and deliver to each of the Noteholders a written acknowledgment of receipt of a copy of this Intercreditor Agreement and the written agreement by such person to be bound by the terms of this Intercreditor Agreement, provided, that, if any Noteholder assigns or transfers a portion of its respective Debt to an affiliate controlled by or under common control with such Noteholder, such Noteholder shall cause such affiliate transferee to become bound by the terms of this Intercreditor Agreement, but no notice of such assignment or transfer needs to be given by Noteholder to any Agent and such affiliate transferee shall not be required to execute any written acknowledgment or agreement. Unless and until such other Agent receives notice of such assignment or transfer by such Agent shall only be obligated to give any notices hereunder to the assigning Noteholder and otherwise deal with such persons and any action by such persons shall be binding on such assignee or transferee.

(e) In connection with any assignment or transfer of any or all of the indebtedness of Bridge Note Agent or any or all rights of Bridge Note Agent in the Common Collateral (other than pursuant to a participation), Bridge Note Agent agree to execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third person who succeeds to or refinances, replaces or substitutes for any or all of Exchanged Note Agent’s financing of the Company and of any of the Guarantors, whether such successor or replacement financing occurs by transfer, assignment, “takeout” or any other means or vehicle.

3.4 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against the Company or any Guarantor under the U.S. Bankruptcy Code or similar laws of any foreign jurisdiction to the extent possible, and all converted or succeeding cases in respect thereof, and all references herein to the Company or any Guarantor shall be deemed to apply to the trustee for the Company or any Guarantor and the Company or any Guarantor as debtor-in-possession. The relative rights of Exchanged Note Agent, Exchanged Note Noteholders, Bridge Note Agent and Bridge Noteholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Company or any Guarantor as debtor-in-possession.

3.5 Bankruptcy Financing.

(a) If the Company shall become subject to a case under the U.S. Bankruptcy Code and if as debtor(s)-in-possession move for approval of financing to be provided in good faith by Exchanged Note Agent (the “DIP Noteholder”) under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Noteholder under Section 363 of the U.S. Bankruptcy Code, Bridge Note Agent on behalf of itself and each Bridge Noteholder agree that no objection will be raised by Bridge Note Agent or any Bridge Noteholder to any such financing on the grounds of a failure to provide “adequate protection” for the Liens of Bridge Note Agent or Bridge Noteholders so long as (A) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, (B) Bridge Note Agent retains a Lien on the Exchanged Note Priority Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (C) Bridge Note Agent receives for the benefit of itself and the Bridge Noteholders, a replacement Lien on post-petition assets to the same extent granted to the DIP Noteholder, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, and (D) such financing or use of cash collateral is subject to the terms of this Intercreditor Agreement.

(b) Nothing contained herein shall be deemed to limit the rights of the Bridge Note Agent or Bridge Noteholders to object to post-petition financing or use of cash collateral on any grounds other than the failure to provide “adequate protection” for the Liens of the Bridge Note Agent.

(c) For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 3.7 hereof.

3.6 Bailee for Perfection. Each of the Agents hereby appoints the other Agent as agent for the purposes of perfecting its respective Liens in and on any of the Common Collateral in the possession of such person; provided, that, an Agent in the possession of any Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing Agent hereby waives and releases the other Agent from, all claims and liabilities arising pursuant to the possessing Agent’s role as bailee with respect to the Common Collateral, so long as the possessing Agent shall use the same degree of care with respect thereto as the possessing Agent uses for similar property pledged to the possessing Agent as collateral for indebtedness of others to the possessing Agent. After Exchanged Note Noteholders have received final payment in full of all of the Exchanged Note Debt, Exchanged Note Agent shall deliver the remainder of the Common Collateral, if any, in its possession to Bridge Note Agent, except as may otherwise be required by applicable law or court order.

3.7 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, 1 business day after sending; and if mailed by certified mail, return receipt requested, 5 days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To Exchanged Note Agent:

Attention:
Telecopier No.:
Telephone No.:

To Bridge Note Agent:

Attention:
Telecopier No.:
Telephone No.:

Each of the above Agents may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Agent in conformity with this Section 3.7, but such change shall not be effective until notice of such change has been received by the other Agents.

3.8 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

3.9 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

3.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE

TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS INTERCREDITOR AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS INTERCREDITOR AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

3.11 Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

3.12 No Third Parties Benefited. Except as expressly provided in Section 3.3 and consents which are deemed to have been given under Section 2.9 hereof, this Intercreditor Agreement is solely for the benefit of the Agents and the Noteholders and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

3.13 Disclosures; Non-Reliance. Each Agent and each Noteholder has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Company and no Agent nor any Noteholder shall have any obligation or duty to disclose any such information to the other Agent or other Noteholders (except as required by the Agreements). Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Bridge Note Debt or the Exchanged Note Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Transaction Party’s title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

3.14 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all Exchanged Note Debt and all Bridge Note Debt.

3.15 Lien Subordination. Nothing in this Intercreditor Agreement (including, without limitation, the definitions of Exchanged Note Debt or Bridge Note Debt) shall be deemed to subordinate the right of any Agent or any Noteholders to receive payment to the right of any other Agent or any other Noteholder to receive payment (whether before or after the occurrence of any Insolvency Proceeding), it being the intent of the parties hereto that, to the extent provided in this Intercreditor Agreement, (a) the Lien of Bridge Note Agent and Bridge Noteholders with respect to Exchanged Note Priority Collateral shall be junior to the Lien of Exchanged Note Agent in Exchanged Note Priority Collateral as a result of the Lien priorities provided for in this Intercreditor Agreement (so that all proceeds of Exchanged Note Priority Collateral shall, to the extent provided in this Intercreditor Agreement, be paid to Exchanged Note Agent for application to Exchanged Note Debt before Bridge Note Agent or Bridge

Noteholders shall receive any proceeds of such Collateral for application to the Bridge Note Debt) and (b) the Lien of Exchanged Note Agent and Exchanged Note Noteholders with respect to Bridge Note Priority Collateral shall be junior to the Lien of Bridge Note Agent and Bridge Note Noteholders in Bridge Note Priority Collateral as a result of the Lien priorities provided for in this Intercreditor Agreement (so that all proceeds of Italian Common Collateral shall, to the extent provided in this Intercreditor Agreement, be paid to Bridge Note Agent for application to Bridge Note Debt in accordance with the terms of the Bridge Notes and the Bid Letter before Exchanged Note Agent or Exchanged Note Noteholders shall receive any proceeds of such Bridge Note Priority Collateral for application to the Exchanged Note Debt).

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

EXCHANGED NOTE AGENT

PORTSIDE GROWTH AND OPPORTUNITY FUND, as collateral agent for the Exchanged Note Noteholders

By:

Name:

Title:

BRIDGE NOTE AGENT

PORTSIDE GROWTH AND OPPORTUNITY FUND, as collateral agent for the Bridge Noteholders

By:

Name:

Title:

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Agent holding Common Collateral does so as bailee (under the UCC) for the other Agent which have a Lien on such Collateral and is hereby authorized to and may turn over to such other Agent upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to Noteholders represented by the bailee Agent have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by Bridge Note Agent on behalf of itself and each Bridge Noteholder under Section 2.9), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Agents or the Noteholders to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

BORROWER

NANOGEN, INC.

By:	/s/ Nicolas Venuto

Name:	Nicolas Venuto

Title:	Chief Financial Officer

GUARANTORS

NANOTRONICS, INC.

By:	/s/ Nicolas Venuto
Name: Nicolas Venuto Title: Chief Financial Officer

EPOCH BIOSCIENCES, INC.

By:	/s/ Nicolas Venuto
Name: Nicolas Venuto Title: Chief Financial Officer